Filed Pursuant to Rule 424(b)(3)

Registration No. 333-213653

PROSPECTUS SUPPLEMENT NO. 2

TO THE PROSPECTUS DATED NOVEMBER 9, 2016

Lilis Energy, Inc.

Up to 40,993,017 Shares of Common Stock

This prospectus supplement supplements the prospectus dated November 9, 2016, (the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration No. 333- 213653). This prospectus supplement is being filed to update and supplement the information in the Prospectus with information contained in our Current Reports on Form 8-K and Form 8-K/A as filed with the Securities and Exchange Commission on, (i) January 25, 2017, (ii) January 31, 2017, (iii) February 10, 2017, (iv) February 17, 2017 and (v) March 2, 2017. Accordingly, we incorporate by reference the Current Reports on Form 8-K and Form 8-K/A into this prospectus supplement, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling stockholders identified in the Prospectus of up to an aggregate of 40,993,017 shares of common stock, par value $0.0001 per share, as set forth in the Prospectus.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is currently quoted on the OTCQB Venture Marketplace, or the OTCQB, under the symbol “LLEX.” On March 1, 2017, the last reported sale price of shares of our common stock on the OTCQB was $4.00.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of the Prospectus and page 19 of our annual report on Form 10-K for the year ended December 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 2, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

300 E. Sonterra Blvd. Ste. 1220
San Antonio, Texas	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On January 23, 2017, Kevin Nanke ceased serving as Executive Vice President and Chief Financial Officer of Lilis Energy, Inc. (the “Company”). The Company intends to provide Mr. Nanke with full severance benefits entitled to him pursuant to his employment agreement.

On January 23, 2017, the Company appointed Joseph C. Daches as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. In connection with his appointment, Mr. Daches entered into an employment agreement with the Company. The initial term of the agreement is scheduled to end on December 31, 2017, and the agreement will renew automatically for additional one-year periods beginning on December 31, 2017, unless either party gives notice of non-renewal at least 180 days before the end of the then-current term.

Mr. Daches’ base salary for the first three years will be $300,000, $350,000 and $375.000, respectively. This base salary will be reviewed periodically for increase by the Company’s Board of Directors (the “Board”). Mr. Daches will be eligible under his agreement to receive a one-time, cash performance bonus of $50,000 payable on the first regular payroll date of the Company following the timely filing of its Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Daches will be eligible to receive an additional cash bonus equal to a percentage of his base salary (ranging from 0% to 400%) depending on the level of achievement of certain BOE per day, EBITDAX and cash on hand performance measures during the first year of his agreement. Mr. Daches will also be eligible to receive awards of equity and non-equity compensation and to participate in the Company’s annual and long-term incentive plans, in each case as determined by the Board in its discretion.

Under his employment agreement, Mr. Daches will be entitled to a lump sum severance payment equal to 12 months of base salary plus COBRA premiums upon a termination by the Company without cause or a termination by him for good reason (or 24 months if the termination occurs within 12 months following a change in control). If his employment agreement is terminated due to death or disability, he will be entitled to a lump sum severance payment equal to six months of COBRA premiums. All severance payments under Mr. Daches’ employment agreement are subject to his execution and non-revocation of a release of claims against the Company. The severance payments are also subject to reduction in order to avoid any excise tax associated with Section 280G of the Internal Revenue Code, but only if that reduction would result in Mr. Daches receiving a greater net after tax benefit as a result of the reduction.

All payments to Mr. Daches under his employment agreement will be subject to clawback to the extent required by applicable law. Further, Mr. Daches is subject to non-competition, non-solicitation, anti-raiding, and confidentiality provisions under his employment agreement.

The foregoing description of the Company’s employment agreement with Mr. Daches is not complete and is subject in its entirety by reference to the terms of such employment agreement, a copy of which is attached as Exhibit 10.1 hereto.

Prior to his appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company engaged Mr. Daches as a Senior Advisor to the Board beginning on December 15, 2016. In connection with this engagement, the Company and Mr. Daches entered into an agreement pursuant to which Mr. Daches received a cash signing bonus of $25,000 and a grant of stock options under the Company’s 2016 Omnibus Incentive Plan to purchase 750,000 shares of common stock with an exercise price of $2.98. These options are scheduled to vest over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date.

Prior to joining the Company, Mr. Daches, age 50, most recently held the position of Chief Financial Officer and Senior Vice President of Magnum Hunter Resources Corp. (“MHR”) from July 2013 to June 2016, where he finished his tenure by successfully guiding MHR through a restructuring, and upon emergence was appointed Co-CEO by MHR’s new board of directors until his departure. Mr. Daches has over 20 years of experience and expertise in directing strategy, accounting and finance in primarily small and mid-size oil and gas companies and has helped guide several of those companies through financial strategy, capital raises and private and public offerings. Prior to joining MHR, Mr. Daches served as Executive Vice President, Chief Accounting Officer and Treasurer of Energy & Exploration Partners, Inc. from September 2012 until June 2013 and as a director of that company from April 2013 through June 2013. He previously served as a partner and Managing Director of the Willis Consulting Group, LLC, from January 2012 to September 2012. From October 2003 to December 2011, Mr. Daches served as the Director of E&P Advisory Services at Sirius Solutions, LLC, where he was primarily responsible for financial reporting, technical and oil and gas accounting and the overall management of the E&P Advisory Services practice. Mr. Daches earned a Bachelor of Science in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.

Other Executive Officer Changes

On January 24, 2017, the Board terminated Michael Pawelek as President of the Company. As a result of Mr. Pawelek’s termination from the Company, pursuant to his employment agreement, he has also been deemed to have resigned from the Board. Also on January 24, 2017, the Board terminated Edward Shaw as Chief Operating Officer of the Company.

Item 7.01	Regulation FD Disclosure.

On January 26, 2017, the Company issued a press release announcing the appointment of Mr. Daches. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 23, 2017, between Joseph Daches and Lilis Energy, Inc.
99.1	Press Release of Lilis Energy, Inc. dated January 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 23, 2017, between Joseph Daches and Lilis Energy, Inc.

99.1	Press Release of Lilis Energy, Inc. dated January 25, 2017.

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into as of January 23, 2017 (the “Effective Date”), by and between Lilis Energy, Inc. (the “Company”) and Joseph C. Daches (“Executive”). Executive and the Company are each referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Employment. Executive’s employment with the Company is subject to the terms set forth herein.

2.                  Term. Subject to the remaining terms of this Section 2, this Agreement shall be for an initial term that begins on the Effective Date and continues in effect through December 31, 2017 (the “Initial Term”) and, unless terminated sooner as herein provided, shall continue on a year-to-year basis after the Initial Term (each year, a “Renewal Term,” and each Renewal Term together with the Initial Term, the “Term”). If either Party elects not to renew this Agreement for a Renewal Term, such Party must give a written Notice of Termination to the other Party at least 180 days before the expiration of the then-current Initial Term or Renewal Term, as applicable. In the event that one Party provides the other with a Notice of Termination pursuant to this Section 2, no further automatic extensions shall occur and this Agreement shall terminate at the end of the then-existing Initial Term or Renewal Term, as applicable, and such Termination shall not result in any entitlement to compensation pursuant to Section  6 or otherwise.

3.                  Position. During the Term, Executive shall be employed as and hold the title of Executive Vice President, Chief Financial Officer and Treasurer of the Company, with such duties and responsibilities that are customary in that position for public companies. Executive’s principal place of employment shall be at the main business offices of Company in Fort Worth, Texas.

4.                  Scope of Services. During the Term, Executive shall devote substantially all of Executive’s business time, energy and best efforts to carry out Executive’s responsibilities with respect to the business and affairs of the Company and its affiliates. In addition, the Parties acknowledge that Executive may (i) engage in and manage Executive’s passive personal investments, (ii) engage in charitable and civic activities and (iii) engage in such other activities that the Parties mutually agree to; provided, however, that such activities shall be permitted so long as such activities do not conflict with the business and affairs of the Company or interfere with the performance of Executive’s duties hereunder.

5.                  Compensation and Benefits. In each case during the Term:

5.1              Base Salary. The Company shall pay, or cause to be paid, to Executive a base salary (the “Base Salary”) as established by or pursuant to authority granted by the Board at the following rates:

(a)                $300,000 for services rendered from the Effective Date to the one-year anniversary of the Effective Date;

(b)               $350,000 for services rendered from the one-year anniversary of the Effective Date to the two-year anniversary of the Effective Date; and

(c)                $375,000 for services rendered following the two-year anniversary of the Effective Date.

The Base Salary shall be reviewed annually by or pursuant to authority granted by the Board in connection with its annual review of executive compensation to determine if such Base Salary should be increased (but not decreased) for the following year in recognition of services to the Company. The Base Salary shall be payable at such intervals in conformity with the Company’s prevailing practice as such practice shall be established or modified from time to time.

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5.2              Cash Incentive Bonus. Executive shall receive a lump-sum cash payment if and to the extent that during the period between the Effective Date and the one-year anniversary of the Effective Date (the “Measurement Period”), any of the following conditions set forth in Section 5.3.1 are satisfied, provided that, in addition, at least one of the conditions set forth in Section 5.3.2 is also satisfied (the “Incentive Bonus”), in each case as determined by the Board in its sole discretion, to be paid within 30 days after achievement of such conditions:

5.2.1

(a)                Executive shall be granted a bonus equal to 50% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 1,500 barrels of oil equivalent (“BOE”) per day;

(b)               without duplication of the amount described in the preceding clause (a), Executive shall be granted a bonus equal to 100% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 2,000 BOE per day;

(c)                without duplication of the amounts described in the preceding clauses (a) and (b), Executive shall be granted a bonus equal to 150% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 3,000 BOE per day;

(d)               without duplication of the amounts described in the preceding clauses (a), (b) and (c), Executive shall be granted a bonus equal to 200% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 4,000 BOE per day;

(e)                without duplication of the amounts described in the preceding clauses (a), (b), (c) and (d), Executive shall be granted a bonus equal to 300% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 5,000 BOE per day; and

(f)                without duplication of the amounts described in the preceding clauses (a), (b), (c), (d) and (e), Executive shall be granted a bonus equal to 400% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 6,000 BOE per day.

5.2.2

(a)                The Company’s common stock maintains a 10-consecutive-day volume weighted average price of:

(1)               $2.30 per Share upon 1,500 BOE per day;

(2)               $3.00 per Share upon 2,000 BOE per day;

(3)               $4.50 per Share upon 3,000 BOE per day;

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(4)               $6.00 per Share upon 4,000 BOE per day;

(5)               $7.50 per Share upon 5,000 BOE per day; or

(6)               $9.00 per Share upon 6,000 BOE per day.

(b)               The Company maintains an aggregate debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) ratio of 4.5 to 1. EBITDAX shall be calculated by multiplying the Company’s 90-day EBITDAX during the applicable period set forth in Section 5.3.1 by 4.

(c)                The Company maintains cash on hand (or equivalents) and/or availability of 10 times (i) the Incentive Bonus payable to Executive plus (ii) any substantially similar incentive bonuses payable to any other service providers of the Company.

5.3              Performance Bonus. Executive will be granted a cash bonus equal to $50,000 when the Company succeeds in timely filing its annual report on Form 10-K with the United States Securities and Exchange Commission for the year ended December 31, 2016.

5.4              Annual Bonuses; Additional Compensation. Without limitation of Section 5.1, Executive shall be eligible to receive bonuses and awards of equity and non-equity compensation and to participate in annual and long-term compensation plans of the Company in accordance with any plan or decision that the Board, or any committee or other person authorized by the Board, may in its sole discretion determine from time to time. The target annual bonus for Executive as of the Effective Date shall be 250,000 shares of restricted stock.

5.5              Welfare and Benefit Plans. (i) Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company and (ii) Executive and Executive’s family, as the case may be, shall be eligible to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, medical, prescription, dental, vision, disability, life, accidental death and travel accident insurance plans and programs) (all such plans, practices, policies and programs, the “Plans”), in each case pursuant to all terms and conditions of the Plans. Except as provided herein, the Company shall not be required to establish or continue the Plans or take any action to cause Executive to be eligible for any Plans on a basis more favorable than that applicable to its other executive-level employees generally.

5.6              Reimbursement. The Company shall reimburse Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by Executive relating to the business or affairs of the Company or the performance of Executive’s duties hereunder, including reasonable expenses with respect to mileage, entertainment, travel and similar items, dues for membership in professional organizations, and similar professional development expenses, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

5.7              Vacation. In addition to statutory holidays, Executive shall be entitled to no less than 20 days of paid vacation each calendar year during the Term. Vacation shall accrue pursuant to the Company’s vacation accrual policy applicable to all employees of the Company, provided that no more than 20 vacation days may be carried over from one calendar year to a subsequent calendar year.

5.8              Reservation of Rights. The Company reserves the right to modify, suspend or discontinue any and all of its employee benefit plans, practices, policies and programs at any time in its sole discretion without recourse by Executive so long as such changes are similarly applicable to executive employees at a similar level.

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6.                  Payments upon Termination.

6.1              Accrued but Unpaid Salary and Bonus. In the event of a Termination for any reason during the Term, the Company shall pay to Executive (or, in the event of Executive’s death, to Executive’s estate or named beneficiary) (a) any Base Salary, vacation pay and expense reimbursements that are accrued but unpaid as of the date of Termination and (b) (except upon a Termination by the Company for Cause) any earned but unpaid bonus for any prior or current year.

6.2              Severance.

(a)                Upon an Involuntary Termination during the Term and either prior to a Change in Control or more than one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of a release in form and substance satisfactory to the Company and consistent with the Company’s standard release agreement, which contains a full release of all claims against the Company and certain other provisions, including a reaffirmation of the covenants in Section 12 and Section 13 (the “Release Agreement”), Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 12 months of Base Salary in effect immediately prior to the date of Termination and (2) a lump sum payment equal to 12 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(b)               Upon an Involuntary Termination during the Term and within one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 24 months of Base Salary in effect immediately prior to the date of Termination and (2) a lump sum payment equal to 24 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(c)                Upon a Termination due to Disability during the Term, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to a lump sum payment equal to six months of COBRA premiums based on the terms of the Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(d)               The Company’s obligations under this Section 6.2 are subject to the requirements and time periods set forth in this Section 6.2 and in the Release Agreement. Prior to receiving the payments described in this Section 6.2, Executive shall execute the Release Agreement on or before the date 21 days (or such longer period to the extent required by law) after the date of Termination. If Executive fails to timely execute and remit the Release Agreement, Executive waives any right to the payments provided under this Section 6.2. Payments under this Section 6.2 shall be made within fifteen 15 days of Executive’s execution and delivery of the Release Agreement, provided that Executive does not revoke the Release Agreement.

(e)                Executive’s rights following a Termination under the terms of any Plan, whether tax-qualified or not, which are not specifically addressed in this Agreement, shall be subject to the terms of such Plan, and this Agreement shall have no effect upon such terms except as specifically provided herein.

(f)                Except as specifically provided under Section 6.1 and Section 6.2, the Company shall have no further obligations to Executive under this Agreement following a Termination. Without limitation of the foregoing, Executive shall not be entitled to any severance benefits under this Agreement in the event of a Termination other than an Involuntary Termination (except as provided in Section 6.1). The foregoing shall not limit any of Executive’s rights with regard to any rights to indemnification, advancement or payment of legal fees and costs, and coverage under directors and officers liability insurance.

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(g)                Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate all payments and benefits owing to Executive pursuant to Section 6.2 upon the Company’s discovery of any material breach by Executive of Executive’s obligations under the Release Agreement or Section 12 or Section 13.

7.                  Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning hereby assigned to them as follows:

7.1              “Cause” means a determination by the Board that Executive has:

(a)                in the performance of Executive’s duties with respect to the Company or any of its affiliates, engaged in reckless or willful misconduct or has violated the law, provided that no act or failure to act shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company;

(b)               refused without proper legal reason to perform Executive’s duties and responsibilities to the Company or any of its affiliates, which continues after notice from the Company to perform such duties and responsibilities (for the purposes of this clause, the phrase “proper legal reason” shall include Executive’s delivery of a Notice of Termination for Good Reason where the assertion by Executive of Termination for Good Reason is for an event that constitutes Good Reason under the terms of this Agreement);

(c)                willfully and materially breached any material provision of this Agreement;

(d)               committed an act of fraud, embezzlement or breach of a fiduciary duty to the Company or an affiliate of the Company (including the unauthorized disclosure of material confidential or proprietary information of the Company or an affiliate of the Company);

(e)                been convicted of (or pleaded no contest to) a felony (other than a crime involving the operation of a motor vehicle not involving a serious injury or death to an individual); or

(f)                entered into a cease and desist order with the U.S. Securities and Exchange Commission alleging violation of U.S. or foreign securities laws.

Executive shall have 30 days from the date on which Executive receives the Company’s Notice of Termination for Cause under clause (a), (b) or (c) above to remedy any such occurrence otherwise constituting Cause under such clause.

In connection with a determination of Cause, a majority of the Board shall make such determination at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board).

A Termination for Cause shall be deemed to include a determination by the Board following a Termination that circumstances existing prior to the Termination would have entitled the Company to have terminated Executive’s service for Cause.

All rights Executive has or may have under this Agreement shall be suspended automatically during the pendency of any investigation by the Board, or during any negotiations between the Board and Executive, regarding any actual or alleged act or omission by Executive of the type described in this definition of Cause.

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7.2              “Change in Control” has the meaning given to such term in the Lilis Energy, Inc. 2016 Omnibus Incentive Plan.

7.3              “Disability” means, if, during the Term, Executive is unable to perform substantially and continuously the duties assigned to him due to a disability (as such term is defined or used for purposes of the Company’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period).

7.4              “Good Reason” means the occurrence of any of the following events without Executive’s consent:

(a)                a material diminution in Executive’s Base Salary; or

(b)               a material diminution in Executive’s authority, duties or responsibilities as an officer, or the Board fails to re-nominate Executive for election to the Board if Executive is a Board member as of the Effective Date or becomes a Board member thereafter;

(c)                the relocation of Executive’s principal place of employment by more than 25 miles from the location of Executive’s principal place of employment as of the Effective Date; or

(d)               a material breach by the Company of a material provision of this Agreement.

Notwithstanding the foregoing provisions of this Section 7.4 or any other provision in this Agreement to the contrary, any assertion by Executive of a Termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (1) Executive provides written notice to the Company of such condition within 45 days of Executive gaining knowledge of the initial existence of the condition, (2) the condition specified in the notice remains uncured for 30 days after receipt of the notice by the Company and (3) the date of Termination occurs within 30 days after the expiration of the cure period set forth in (2) immediately above.

7.5              “Involuntary Termination” means a Termination by the Company without Cause or by Executive for Good Reason.

7.6              “Notice of Termination” means a written notice delivered by either Party to the other Party indicating the specific Termination provision in this Agreement relied upon for Termination and the date of Termination, and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination under the provision so indicated.

7.7              “Termination” means termination of Executive’s employment with the Company and all affiliates.

8.                  Removal from any Boards and Positions. Unless otherwise agreed to in writing by the Parties at the time of Termination, upon a Termination, Executive shall be deemed to resign (i) if a member, from the Board and the board of directors of any affiliate and any other board to which Executive has been appointed or nominated by or on behalf of the Company or an affiliate, (ii) from each position with the Company and any affiliate, including as an officer of the Company or an affiliate and (iii) as a fiduciary of any employee benefit plan of the Company and any affiliate.

9.                  Adjustments to Payments.

9.1              Notwithstanding anything in this Agreement to the contrary, in the event that any payment or distribution by the Company to Executive or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”), or any interest or penalty is incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), then the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if Executive received all of the Payments. The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the determination.

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9.2              All determinations required to be made under this Section 9, including whether and when an adjustment to any Payments is required and, if applicable, which Payments are to be so adjusted, shall be made by an independent accounting firm selected by the Company from among the four largest accounting firms in the United States or any nationally recognized financial planning and benefits consulting company (the “Accounting Firm”), which shall provide detailed supporting calculations to both Parties within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the relevant change in control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Parties.

10.              Clawback. Notwithstanding anything in this Agreement to the contrary, if any provision of this Agreement or any applicable statute, law, regulation or regulatory interpretation or other guidance legally requires the Company or any affiliate to seek or demand repayment or return of any payments made to Executive for any reason, Executive shall repay to the Company the aggregate amount of any such payments, with such repayment to occur no later than 30 days following Executive’s receipt of a written notice from the Company indicating that payments received by Executive are subject to repayment or return under this Section 10.

11.              Withholding. The Company may withhold from Executive’s compensation, under this Agreement or otherwise, all applicable amounts required by law.

12.              Non-Competition; Non-Solicitation; Anti-Raiding.

12.1          Executive hereby covenants that during the period of Executive’s employment by the Company, and for a period of six months following a Termination, Executive shall not, without the prior written consent of the Board, accept a position to perform duties similar to those performed by Executive while at the Company, directly or indirectly (whether as proprietor, stockholder, director, partner, employee, agent, independent contractor, consultant, trustee or in any other capacity), with respect to any property, drilling program, oil or gas leasehold, project or field, in which the Company participates, or has any investment or other business interest in, within five miles of the boundary of any existing Company leasehold in the United States in which the Company has conducted business at any time within the one-year period immediately preceding Termination (a “Competing Enterprise”); provided, however, that Executive shall not be deemed to be participating or engaging in a Competing Enterprise solely by virtue of Executive’s ownership of not more than 4.9% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market.

12.2          Executive may not avoid the purpose and intent of Section 12.1 by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer-generated or assisted communications or other similar methods.

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13.              Confidential Information.

13.1          For the purposes of this Agreement, “Confidential Information” means all proprietary information, data, knowledge and know-how relating, directly or indirectly, to the Company and its business, including: (a) business plans and strategies, prospect information, financial information, investment plans, marketing plans and strategies and financial plans and strategies; (b) confidential personnel or human resources data; (c) technical and business information, whether patentable or not, which is of a confidential, trade secret or proprietary character; (d) the identity of customers; (e) existing or prospective oil or gas properties, investors, participation agreements, working, royalty or other interests; (f) contract terms; (g) bidding information and strategies; (h) pricing methods or information; (i) computer software; (j) computer software methods and documentation; (k) hardware; (l) methods of operation; (m) procedures, forms and techniques used in servicing accounts or properties; (n) seismic, geophysical, petrophysical or geological data; (o) well logs and other well data; and (p) any other documents, information or data that the Company requires to be maintained in confidence for the Company’s business success or that constitutes material non-public information. The list set forth above is not intended by the Company to be a comprehensive list of Confidential Information. All Confidential Information shall be treated as Confidential Information regardless of whether it pertains to the Company or its customers and regardless of whether it is stamped as “confidential.”

13.2          Executive acknowledges that the success of the Company depends in large part on the protection of the Confidential Information. Executive further acknowledges that in the course of Executive’s employment with the Company, Executive will become familiar with the Company’s Confidential Information. Executive recognizes and acknowledges that the Confidential Information is a valuable, special and unique asset of the Company’s business, access to and knowledge of which are essential to the performance of Executive’s duties hereunder. Executive acknowledges that use or disclosure of the Confidential Information outside the performance of Executive’s job duties for the Company would cause harm and/or damage to the Company.

13.3          Both during and after the Term, Executive shall not, except in the ordinary course of Executive’s employment with the Company, disclose any Confidential Information to any person, firm, business, company, corporation, association or any other entity for any reason or purpose whatsoever. Executive shall not make use of any Confidential Information for Executive’s own purposes or for the benefit of any person, firm, business, company, corporation or any other entity (except the Company) under any circumstances during or after the Term. Executive shall consider and treat as confidential all Confidential Information in any way relating to the Company’s business and affairs, whether created by Executive or otherwise coming into Executive’s possession before, during, or after the Term. Executive shall secure and protect the Confidential Information in a manner designed to prevent all access and uses thereof contrary to the terms of this Agreement. Executive shall use Executive’s best efforts to assist the Company in identifying and preventing any use or disclosure of the Confidential Information contrary to this Agreement.

13.4          Executive represents and warrants that, upon Termination (whether during or after the Term), and without any request by the Company, Executive shall return to Company any and all property, documents and files (including all recorded media, such as papers, computer disks or other data storage devices, copies, photographs, maps, transparencies and microfiche) that contain Confidential Information or relate in any way to the Company or its business. To the extent Executive possesses any files, data or information relating in any way to the Company or its business on any personal computer, Executive shall delete such files, data or information (and shall retain no copies in any form). Executive also shall return any Company tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets or vehicles and all other Company property in any form prior to Termination (whether during or after the Term).

14.              Equitable Remedies. The services to be rendered by Executive and the Confidential Information entrusted to Executive as a result of Executive’s employment by the Company are of a unique and special character, and, notwithstanding anything in this Agreement to the contrary, any breach by Executive of this Agreement, including a breach of Section 12 or Section 13, will cause the Company immediate and irreparable injury and damage, for which monetary relief would be inadequate or difficult to quantify. The Company shall be entitled to, in addition to all other remedies available to it, injunctive relief, specific performance or any other equitable relief to prevent a breach and to secure the enforcement of the provisions of this Agreement. The provisions of Section 12 and Section 13 are separate from and independent of the remainder of this Agreement and these provisions are specifically enforceable by the Company notwithstanding any claim made by Executive against the Company. Injunctive relief may be granted immediately upon the commencement of any such action, and the Company need not post a bond to obtain temporary or permanent injunctive relief.

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15.              Business Opportunities. Executive shall promptly disclose to the Company all business ideas, prospects, proposals and other opportunities pertaining to any aspect of the Company’s business that are originated by any third parties and brought to the attention of Executive after the Effective Date and before Termination.

16.              Representations and Warranties. Executive hereby represents and warrants to the Company, and acknowledges, as follows.

16.1          The success of the Company’s business depends in large part on the protection of the Confidential Information and trade secrets.

16.2          Executive’s access to the Confidential Information, coupled with the personal relationships and goodwill between the Company and its customers, would enable Executive to compete unfairly against the Company.

16.3          Executive has full power, authority and capacity to enter into this Agreement and to perform Executive’s obligations hereunder.

16.4          This Agreement has been voluntarily executed by Executive and constitutes a valid and binding agreement of Executive.

16.5          Executive has read this Agreement and has had the opportunity to have this Agreement reviewed by Executive’s legal counsel.

16.6          Given the nature of the business in which the Company is engaged, the restrictions in Section 12 and Section 13, including their geographic scope and duration, are reasonable and necessary to protect the legitimate business interests of the Company.

16.7          Executive’s continued employment with the Company is sufficient consideration for this Agreement.

16.8          Executive is among the Company’s executive personnel, management personnel or officers and employees who constitute professional staff to executive and management personnel.

16.9          This Agreement is intended to protect the Company’s trade secrets and Confidential Information.

16.10      To the best of Executive’s knowledge, Executive’s employment with the Company will not (a) conflict with or result in a breach of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, the provisions of any other agreement or instrument to which Executive is a party.

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16.11      Executive has not previously and shall not in the future disclose to the Company any proprietary information, trade secrets or other confidential information belonging to any previous employer.

16.12      Executive shall notify business partners and future employers of Executive’s obligations under this Agreement.

17.              Waivers and Amendments. The respective rights and obligations of the Parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Parties. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party. The failure of either Party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of such Party’s rights hereunder.

18.              Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale. Executive may not assign or delegate to any third person Executive’s obligations under this Agreement. The rights and benefits of Executive under this Agreement are personal to Executive (or, in the event of Executive’s death or Disability, Executive’s personal representative, heirs or beneficiaries), and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

19.              Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the Parties with regard to the subjects hereof and supersedes and cancels in its entirety all other or prior or contemporaneous agreements, whether oral or written, with respect thereto, including any prior employment agreements between Executive and the Company in their entirety.

20.              Notices. Any notices, consents or other communications required to be sent or given hereunder by either of the Parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (iii) delivered by a nationally recognized overnight courier service to the Parties at the following addresses: if to the Company, to its principal headquarters; and if to Executive, to Executive’s current address listed in the Company’s records.

21.              Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of New York. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of New York law, or by United States registered or certified mail, return receipt requested.

22.              Waiver of Jury Trial. EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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23.              Code Section 409A. It is intended that this Agreement comply with Code Section 409A (“Section 409A”), to the extent applicable. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event any payment or benefit hereunder is determined to constitute nonqualified deferred compensation subject to Section 409A, then to the extent necessary to comply with Section 409A, such payment or benefit shall not be made, provided or commenced until six months after Executive’s separation from service. Lump sum payments shall be made, without interest, as soon as administratively practicable following the six-month delay. Any installments otherwise due during the six-month delay shall be paid in a lump sum, without interest, as soon as administratively practicable following the six-month delay, and the remaining installments shall be paid in accordance with the original schedule. For purposes of Section 409A, the right to a series of installment payments shall be treated as a right to a series of separate payments. Each separate payment in the series of separate payments shall be analyzed separately for purposes of determining whether such payment is subject to, or exempt from compliance with, the requirements of Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or additional taxes under Section 409A, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

24.              Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. In the event any provision is held invalid, illegal or unenforceable, such provision shall be limited or revised by a court of competent jurisdiction so as to give effect to the provision to the fullest extent permitted by applicable law. If any of the covenants in Section 12 are held to be unreasonable, arbitrary or against public policy, such covenants shall be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, shall be effective, binding and enforceable against Executive to the greatest extent possible.

25.              Construction. In this Agreement, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in this Agreement; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Agreement, nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

26.              Survival. The provisions of Section 12 and Section 13 shall survive the termination of this Agreement.

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27.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above specified.

COMPANY		EXECUTIVE

Sign Name:	/s/ Abraham Mirman	Sign Name:	/s/ Joseph C. Daches

Print Name:	Abraham Mirman	Print Name:	Joseph C. Daches

Title:	Chief Executive Officer

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Exhibit 99.1

LLEX:OTCQB

LILIS ENERGY APPOINTS JOSEPH C. DACHES, CPA AS EVP, CFO AND TREASURER

DENVER, COLORADO – January 25, 2016 – Lilis Energy, Inc. (OTCQB: LLEX) announced today the appointment of Joseph C. Daches, CPA, as its new Executive Vice President, Chief Financial Officer and Treasurer. Mr. Daches has over 20 years of experience and expertise in directing strategy, accounting and finance in primarily small and mid-size oil and gas companies.

Prior to joining Lilis Energy, Inc., Mr. Daches held the position of CFO at Magnum Hunter Resources (“MHR”) where he concluded his tenure by successfully guiding MHR through a restructuring and upon emergence was appointed Co-CEO by the new Board of Directors. Mr. Daches has helped guide several oil and gas companies through financial strategy activities, capital raises, and both public and private offerings. Mr. Daches possesses significant business experience and knowledge related to the oil and gas industry, including A&D transactions, oil and gas reporting, SEC reporting, corporate governance and compliance, budgeting and business valuations. He holds a Bachelor of Science in accounting and is a licensed CPA in Texas.

“We are pleased to welcome Mr. Daches to the Lilis Energy management team and look forward to capitalizing on his extensive experience and background to help Lilis Energy achieve our expansive growth strategies and goals,” said Avi Mirman, CEO of Lilis Energy.

“I am excited to join Lilis Energy at this pivotal point in the company’s development. I am confident that my expertise and experience will steer Lilis Energy’s corporate strategy in a manner that maximizes shareholder value and maintains solid corporate governance,” said Mr. Daches.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin and in the Denver-Julesburg (DJ) Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 5,300 acres, and total net acreage in the DJ is approximately 7,200 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production, and pursue strategic acquisitions in its core areas. For more information, please contact CORE IR : (516) 222-2560 or visit www.lilisenergy.com.

Contact:

Investor Relations

Core IR

David Boral

Managing Director

516 222 2560

Media Relations

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400 ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd. Ste. 1220
San Antonio, Texas	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On January 27, 2017, the Company appointed Brennan Short as Chief Operating Officer of Company, effective immediately. In connection with his appointment, Mr. Short entered into an employment agreement with the Company. The initial term of the agreement is scheduled to end on December 31, 2017, and the agreement will renew automatically for additional one-year periods beginning on December 31, 2017, unless either party gives notice of non-renewal at least 180 days before the end of the then-current term.

Mr. Short’s base salary will be $300,000. This base salary will be reviewed periodically for increase by the Company’s Board of Directors (the “Board”). Mr. Short will be eligible to receive an additional cash bonus equal to a percentage of his base salary (ranging from 0% to 400%) depending on the level of achievement of certain BOE per day, EBITDAX and cash on hand performance measures during the first year of his agreement. Mr. Short will also be eligible to receive awards of equity and non-equity compensation and to participate in the Company’s annual and long-term incentive plans, in each case as determined by the Board in its discretion. On January 27, 2017, Mr. Short received a grant of stock options under the Company’s 2016 Omnibus Incentive Plan to purchase 250,000 shares of common stock with an exercise price of $4.35. Mr. Short also received a grant of restricted stock under the Company’s 2016 Omnibus Incentive Plan in the amount of 75,000 restricted shares. Both the options and the restricted stock are scheduled to vest over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date

Under his employment agreement, Mr. Short will be entitled to a lump sum severance payment equal to 12 months of base salary plus COBRA premiums upon a termination by the Company without cause or a termination by him for good reason (or 24 months if the termination occurs within 12 months following a change in control). If his employment agreement is terminated due to death or disability, he will be entitled to a lump sum severance payment equal to six months of COBRA premiums. All severance payments under Mr. Short’s employment agreement are subject to his execution and non-revocation of a release of claims against the Company. The severance payments are also subject to reduction in order to avoid any excise tax associated with Section 280G of the Internal Revenue Code, but only if that reduction would result in Mr. Short receiving a greater net after tax benefit as a result of the reduction. All payments to Mr. Short under his employment agreement will be subject to clawback to the extent required by applicable law. Further, Mr. Short is subject to non-competition, non-solicitation, anti-raiding, and confidentiality provisions under his employment agreement.

The foregoing description of the Company’s employment agreement with Mr. Short is not complete and is subject in its entirety by reference to the terms of such employment agreement, a copy of which is attached as Exhibit 10.1 hereto.

Prior to his appointment as Chief Operating Officer of the Company, the Company engaged Mr. Short in a consulting capacity beginning in November, 2016. Prior to joining the Company, Mr. Short, age 42, most recently held the position of President at MMZ Consulting Inc. from May 2012 to January 2017, where he provided full cycle drilling & completions engineering and operational support to multiple clients. Mr. Short has over 20 years of proven expertise in domestic oil & gas exploration and production operations, field supervision, management and petroleum engineering consulting. Prior to forming MMZ Consulting Inc., Mr. Short held the position of Drilling Engineering Specialist at EOG Resources, Inc. from March 2010 to May 2012, where he was a drilling engineer in the infancy of the Eagleford Shale Play in South Texas. Previous to his role EOG Resources, Inc., Mr. Short was a Drilling Engineer at SM Energy from November 2007 to March 2010 and a Drilling Engineer at Samson Investment Company from March 2005 to November 2007. Mr. Short earned his Bachelor’s degree in Petroleum Engineering from Texas A&M University.

Item 7.01	Regulation FD Disclosure.

On January 31, 2017, the Company issued a press release announcing the appointment of Mr. Short. A copy of that press release is attached hereto as Exhibit 99.1.

Also on January 31, 2017, the Company posted an updated investor presentation on its website, http://www.lilisenergy.com. A copy of the presentation materials is furnished hereto as Exhibit 99.2 to this Current Report on Form 8-K and can be reviewed in the “Investors” section of the Company’s website.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 27, 2017, between Brennan Short and Lilis Energy, Inc.
99.1	Press Release of Lilis Energy, Inc. dated January 31, 2017.
99.2	Lilis Energy, Inc. updated Corporate Presentation. January 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 27, 2017, between Brennan Short and Lilis Energy, Inc.

99.1	Press Release of Lilis Energy, Inc. dated January 31, 2017.

99.2	Lilis Energy, Inc. updated Corporate Presentation. January 2017.

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into as of January 27, 2017 (the “Effective Date”), by and between Lilis Energy, Inc. (the “Company”) and Brennan Short (“Executive”). Executive and the Company are each referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Employment. Executive’s employment with the Company is subject to the terms set forth herein.

2.       Term. Subject to the remaining terms of this Section 2, this Agreement shall be for an initial term that begins on the Effective Date and continues in effect through December 31, 2017 (the “Initial Term”) and, unless terminated sooner as herein provided, shall continue on a year-to-year basis after the Initial Term (each year, a “Renewal Term,” and each Renewal Term together with the Initial Term, the “Term”). If either Party elects not to renew this Agreement for a Renewal Term, such Party must give a written Notice of Termination to the other Party at least 180 days before the expiration of the then-current Initial Term or Renewal Term, as applicable. In the event that one Party provides the other with a Notice of Termination pursuant to this Section 2, no further automatic extensions shall occur and this Agreement shall terminate at the end of the then-existing Initial Term or Renewal Term, as applicable, and such Termination shall not result in any entitlement to compensation pursuant to Section  6 or otherwise.

3.       Position. During the Term, Executive shall be employed as and hold the title of Chief Operating Officer of the Company, with such duties and responsibilities that are customary in that position for public companies. Executive’s principal place of employment shall be at the main business offices of Company in San Antonio, Texas.

4.       Scope of Services. During the Term, Executive shall devote substantially all of Executive’s business time, energy and best efforts to carry out Executive’s responsibilities with respect to the business and affairs of the Company and its affiliates. In addition, the Parties acknowledge that Executive may (i) engage in and manage Executive’s passive personal investments, (ii) engage in charitable and civic activities and (iii) engage in such other activities that the Parties mutually agree to; provided, however, that such activities shall be permitted so long as such activities do not conflict with the business and affairs of the Company or interfere with the performance of Executive’s duties hereunder.

5.       Compensation and Benefits. In each case during the Term:

5.1       Base Salary. The Company shall pay, or cause to be paid, to Executive a base salary (the “Base Salary”) as established by or pursuant to authority granted by the Board. Executive’s initial Base Salary shall be $300,000 per year. The Base Salary shall be reviewed annually by or pursuant to authority granted by the Board in connection with its annual review of executive compensation to determine if such Base Salary should be increased (but not decreased) for the following year in recognition of services to the Company. The Base Salary shall be payable at such intervals in conformity with the Company’s prevailing practice as such practice shall be established or modified from time to time..

5.2       Cash Incentive Bonus. Executive shall receive a lump-sum cash payment if and to the extent that during the period between the Effective Date and the one-year anniversary of the Effective Date (the “Measurement Period”), any of the following conditions set forth in Section 5.2.1 are satisfied, provided that, in addition, at least one of the conditions set forth in Section 5.2.2 is also satisfied (the “Incentive Bonus”), in each case as determined by the Board in its sole discretion, to be paid within 30 days after achievement of such conditions:

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5.2.1

(a)       Executive shall be granted a bonus equal to 50% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 1,500 barrels of oil equivalent (“BOE”) per day;

(b)       without duplication of the amount described in the preceding clause (a), Executive shall be granted a bonus equal to 100% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 2,000 BOE per day;

(c)       without duplication of the amounts described in the preceding clauses (a) and (b), Executive shall be granted a bonus equal to 150% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 3,000 BOE per day;

(d)       without duplication of the amounts described in the preceding clauses (a), (b) and (c), Executive shall be granted a bonus equal to 200% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 4,000 BOE per day;

(e)       without duplication of the amounts described in the preceding clauses (a), (b), (c) and (d), Executive shall be granted a bonus equal to 300% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 5,000 BOE per day; and

(f)       without duplication of the amounts described in the preceding clauses (a), (b), (c), (d) and (e), Executive shall be granted a bonus equal to 400% of Base Salary in the event that, during the Measurement Period, the Company has determined that its annualized gross production average for a consecutive 90-day period is equal to or exceeds 6,000 BOE per day.

5.2.2

(a)       The Company’s common stock maintains a 10-consecutive-day volume weighted average price of:

(1)       $2.30 per Share upon 1,500 BOE per day;

(2)       $3.00 per Share upon 2,000 BOE per day;

(3)       $4.50 per Share upon 3,000 BOE per day;

(4)       $6.00 per Share upon 4,000 BOE per day;

(5)       $7.50 per Share upon 5,000 BOE per day; or

(6)       $9.00 per Share upon 6,000 BOE per day.

(b)       The Company maintains an aggregate debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) ratio of 4.5 to 1. EBITDAX shall be calculated by multiplying the Company’s 90-day EBITDAX during the applicable period set forth in Section 5.2.1 by 4.

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(c)       The Company maintains cash on hand (or equivalents) and/or availability of 10 times (i) the Incentive Bonus payable to Executive plus (ii) any substantially similar incentive bonuses payable to any other service providers of the Company.

5.3       Annual Bonuses; Additional Compensation. Without limitation of Section 5.1, Executive shall be eligible to receive bonuses and awards of equity and non-equity compensation and to participate in annual and long-term compensation plans of the Company in accordance with any plan or decision that the Board, or any committee or other person authorized by the Board, may in its sole discretion determine from time to time. The target annual bonus for Executive as of the Effective Date shall be determined by the Board in its sole discretion.

5.4       Welfare and Benefit Plans. (i) Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company and (ii) Executive and Executive’s family, as the case may be, shall be eligible to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, medical, prescription, dental, vision, disability, life, accidental death and travel accident insurance plans and programs) (all such plans, practices, policies and programs, the “Plans”), in each case pursuant to all terms and conditions of the Plans. Except as provided herein, the Company shall not be required to establish or continue the Plans or take any action to cause Executive to be eligible for any Plans on a basis more favorable than that applicable to its other executive-level employees generally.

5.5       Reimbursement. The Company shall reimburse Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by Executive relating to the business or affairs of the Company or the performance of Executive’s duties hereunder, including reasonable expenses with respect to mileage, entertainment, travel and similar items, dues for membership in professional organizations, and similar professional development expenses, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

5.6       Vacation. In addition to statutory holidays, Executive shall be entitled to no less than 20 days of paid vacation each calendar year during the Term. Vacation shall accrue pursuant to the Company’s vacation accrual policy applicable to all employees of the Company, provided that no more than 20 vacation days may be carried over from one calendar year to a subsequent calendar year.

5.7       Reservation of Rights. The Company reserves the right to modify, suspend or discontinue any and all of its employee benefit plans, practices, policies and programs at any time in its sole discretion without recourse by Executive so long as such changes are similarly applicable to executive employees at a similar level.

6.       Payments upon Termination.

6.1       Accrued but Unpaid Salary and Bonus. In the event of a Termination for any reason during the Term, the Company shall pay to Executive (or, in the event of Executive’s death, to Executive’s estate or named beneficiary) (a) any Base Salary, vacation pay and expense reimbursements that are accrued but unpaid as of the date of Termination and (b) (except upon a Termination by the Company for Cause) any earned but unpaid bonus for any prior or current year.

6.2       Severance.

(a)       Upon an Involuntary Termination during the Term and either prior to a Change in Control or more than one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of a release in form and substance satisfactory to the Company and consistent with the Company’s standard release agreement, which contains a full release of all claims against the Company and certain other provisions, including a reaffirmation of the covenants in Section 12 and Section 13 (the “Release Agreement”), Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 12 months of Base Salary in effect immediately prior to the date of Termination and (2) a lump sum payment equal to 12 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

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(b)       Upon an Involuntary Termination during the Term and within one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 24 months of Base Salary in effect immediately prior to the date of Termination and (2) a lump sum payment equal to 24 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(c)       Upon a Termination due to Disability during the Term, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to a lump sum payment equal to six months of COBRA premiums based on the terms of the Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(d)       The Company’s obligations under this Section 6.2 are subject to the requirements and time periods set forth in this Section 6.2 and in the Release Agreement. Prior to receiving the payments described in this Section 6.2, Executive shall execute the Release Agreement on or before the date 21 days (or such longer period to the extent required by law) after the date of Termination. If Executive fails to timely execute and remit the Release Agreement, Executive waives any right to the payments provided under this Section 6.2. Payments under this Section 6.2 shall be made within fifteen 15 days of Executive’s execution and delivery of the Release Agreement, provided that Executive does not revoke the Release Agreement.

(e)       Executive’s rights following a Termination under the terms of any Plan, whether tax-qualified or not, which are not specifically addressed in this Agreement, shall be subject to the terms of such Plan, and this Agreement shall have no effect upon such terms except as specifically provided herein.

(f)       Except as specifically provided under Section 6.1 and Section 6.2, the Company shall have no further obligations to Executive under this Agreement following a Termination. Without limitation of the foregoing, Executive shall not be entitled to any severance benefits under this Agreement in the event of a Termination other than an Involuntary Termination (except as provided in Section 6.1). The foregoing shall not limit any of Executive’s rights with regard to any rights to indemnification, advancement or payment of legal fees and costs, and coverage under directors and officers liability insurance.

(g)       Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate all payments and benefits owing to Executive pursuant to Section 6.2 upon the Company’s discovery of any material breach by Executive of Executive’s obligations under the Release Agreement or Section 12 or Section 13.

7.       Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning hereby assigned to them as follows:

7.1       “Cause” means a determination by the Board that Executive has:

(a)       in the performance of Executive’s duties with respect to the Company or any of its affiliates, engaged in reckless or willful misconduct or has violated the law, provided that no act or failure to act shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company;

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(b)       refused without proper legal reason to perform Executive’s duties and responsibilities to the Company or any of its affiliates, which continues after notice from the Company to perform such duties and responsibilities (for the purposes of this clause, the phrase “proper legal reason” shall include Executive’s delivery of a Notice of Termination for Good Reason where the assertion by Executive of Termination for Good Reason is for an event that constitutes Good Reason under the terms of this Agreement);

(c)       willfully and materially breached any material provision of this Agreement;

(d)       committed an act of fraud, embezzlement or breach of a fiduciary duty to the Company or an affiliate of the Company (including the unauthorized disclosure of material confidential or proprietary information of the Company or an affiliate of the Company);

(e)       been convicted of (or pleaded no contest to) a felony (other than a crime involving the operation of a motor vehicle not involving a serious injury or death to an individual); or

(f)       entered into a cease and desist order with the U.S. Securities and Exchange Commission alleging violation of U.S. or foreign securities laws.

Executive shall have 30 days from the date on which Executive receives the Company’s Notice of Termination for Cause under clause (a), (b) or (c) above to remedy any such occurrence otherwise constituting Cause under such clause.

In connection with a determination of Cause, a majority of the Board shall make such determination at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board).

A Termination for Cause shall be deemed to include a determination by the Board following a Termination that circumstances existing prior to the Termination would have entitled the Company to have terminated Executive’s service for Cause.

All rights Executive has or may have under this Agreement shall be suspended automatically during the pendency of any investigation by the Board, or during any negotiations between the Board and Executive, regarding any actual or alleged act or omission by Executive of the type described in this definition of Cause.

7.2       “Change in Control” has the meaning given to such term in the Lilis Energy, Inc. 2016 Omnibus Incentive Plan.

7.3       “Disability” means, if, during the Term, Executive is unable to perform substantially and continuously the duties assigned to him due to a disability (as such term is defined or used for purposes of the Company’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period).

7.4       “Good Reason” means the occurrence of any of the following events without Executive’s consent:

(a)       a material diminution in Executive’s Base Salary; or

(b)       a material diminution in Executive’s authority, duties or responsibilities as an officer, or the Board fails to re-nominate Executive for election to the Board if Executive is a Board member as of the Effective Date or becomes a Board member thereafter;

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(c)       the relocation of Executive’s principal place of employment by more than 25 miles from the location of Executive’s principal place of employment as of the Effective Date; or

(d)       a material breach by the Company of a material provision of this Agreement.

Notwithstanding the foregoing provisions of this Section 7.4 or any other provision in this Agreement to the contrary, any assertion by Executive of a Termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (1) Executive provides written notice to the Company of such condition within 45 days of Executive gaining knowledge of the initial existence of the condition, (2) the condition specified in the notice remains uncured for 30 days after receipt of the notice by the Company and (3) the date of Termination occurs within 30 days after the expiration of the cure period set forth in (2) immediately above.

7.5       “Involuntary Termination” means a Termination by the Company without Cause or by Executive for Good Reason.

7.6       “Notice of Termination” means a written notice delivered by either Party to the other Party indicating the specific Termination provision in this Agreement relied upon for Termination and the date of Termination, and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination under the provision so indicated.

7.7       “Termination” means termination of Executive’s employment with the Company and all affiliates.

8.       Removal from any Boards and Positions. Unless otherwise agreed to in writing by the Parties at the time of Termination, upon a Termination, Executive shall be deemed to resign (i) if a member, from the Board and the board of directors of any affiliate and any other board to which Executive has been appointed or nominated by or on behalf of the Company or an affiliate, (ii) from each position with the Company and any affiliate, including as an officer of the Company or an affiliate and (iii) as a fiduciary of any employee benefit plan of the Company and any affiliate.

9.       Adjustments to Payments.

9.1       Notwithstanding anything in this Agreement to the contrary, in the event that any payment or distribution by the Company to Executive or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”), or any interest or penalty is incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), then the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if Executive received all of the Payments. The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the determination.

9.2       All determinations required to be made under this Section 9, including whether and when an adjustment to any Payments is required and, if applicable, which Payments are to be so adjusted, shall be made by an independent accounting firm selected by the Company from among the four largest accounting firms in the United States or any nationally recognized financial planning and benefits consulting company (the “Accounting Firm”), which shall provide detailed supporting calculations to both Parties within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the relevant change in control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Parties.

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10.       Clawback. Notwithstanding anything in this Agreement to the contrary, if any provision of this Agreement or any applicable statute, law, regulation or regulatory interpretation or other guidance legally requires the Company or any affiliate to seek or demand repayment or return of any payments made to Executive for any reason, Executive shall repay to the Company the aggregate amount of any such payments, with such repayment to occur no later than 30 days following Executive’s receipt of a written notice from the Company indicating that payments received by Executive are subject to repayment or return under this Section 10.

11.       Withholding. The Company may withhold from Executive’s compensation, under this Agreement or otherwise, all applicable amounts required by law.

12.       Non-Competition; Non-Solicitation; Anti-Raiding.

12.1       Executive hereby covenants that during the period of Executive’s employment by the Company, and for a period of six months following a Termination, Executive shall not, without the prior written consent of the Board, accept a position to perform duties similar to those performed by Executive while at the Company, directly or indirectly (whether as proprietor, stockholder, director, partner, employee, agent, independent contractor, consultant, trustee or in any other capacity), with respect to any property, drilling program, oil or gas leasehold, project or field, in which the Company participates, or has any investment or other business interest in, within five miles of the boundary of any existing Company leasehold in the United States in which the Company has conducted business at any time within the one-year period immediately preceding Termination (a “Competing Enterprise”); provided, however, that Executive shall not be deemed to be participating or engaging in a Competing Enterprise solely by virtue of Executive’s ownership of not more than 4.9% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market.

12.2       Executive may not avoid the purpose and intent of Section 12.1 by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer-generated or assisted communications or other similar methods.

13.       Confidential Information.

13.1       For the purposes of this Agreement, “Confidential Information” means all proprietary information, data, knowledge and know-how relating, directly or indirectly, to the Company and its business, including: (a) business plans and strategies, prospect information, financial information, investment plans, marketing plans and strategies and financial plans and strategies; (b) confidential personnel or human resources data; (c) technical and business information, whether patentable or not, which is of a confidential, trade secret or proprietary character; (d) the identity of customers; (e) existing or prospective oil or gas properties, investors, participation agreements, working, royalty or other interests; (f) contract terms; (g) bidding information and strategies; (h) pricing methods or information; (i) computer software; (j) computer software methods and documentation; (k) hardware; (l) methods of operation; (m) procedures, forms and techniques used in servicing accounts or properties; (n) seismic, geophysical, petrophysical or geological data; (o) well logs and other well data; and (p) any other documents, information or data that the Company requires to be maintained in confidence for the Company’s business success or that constitutes material non-public information. The list set forth above is not intended by the Company to be a comprehensive list of Confidential Information. All Confidential Information shall be treated as Confidential Information regardless of whether it pertains to the Company or its customers and regardless of whether it is stamped as “confidential.”

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13.2       Executive acknowledges that the success of the Company depends in large part on the protection of the Confidential Information. Executive further acknowledges that in the course of Executive’s employment with the Company, Executive will become familiar with the Company’s Confidential Information. Executive recognizes and acknowledges that the Confidential Information is a valuable, special and unique asset of the Company’s business, access to and knowledge of which are essential to the performance of Executive’s duties hereunder. Executive acknowledges that use or disclosure of the Confidential Information outside the performance of Executive’s job duties for the Company would cause harm and/or damage to the Company.

13.3       Both during and after the Term, Executive shall not, except in the ordinary course of Executive’s employment with the Company, disclose any Confidential Information to any person, firm, business, company, corporation, association or any other entity for any reason or purpose whatsoever. Executive shall not make use of any Confidential Information for Executive’s own purposes or for the benefit of any person, firm, business, company, corporation or any other entity (except the Company) under any circumstances during or after the Term. Executive shall consider and treat as confidential all Confidential Information in any way relating to the Company’s business and affairs, whether created by Executive or otherwise coming into Executive’s possession before, during, or after the Term. Executive shall secure and protect the Confidential Information in a manner designed to prevent all access and uses thereof contrary to the terms of this Agreement. Executive shall use Executive’s best efforts to assist the Company in identifying and preventing any use or disclosure of the Confidential Information contrary to this Agreement.

13.4       Executive represents and warrants that, upon Termination (whether during or after the Term), and without any request by the Company, Executive shall return to Company any and all property, documents and files (including all recorded media, such as papers, computer disks or other data storage devices, copies, photographs, maps, transparencies and microfiche) that contain Confidential Information or relate in any way to the Company or its business. To the extent Executive possesses any files, data or information relating in any way to the Company or its business on any personal computer, Executive shall delete such files, data or information (and shall retain no copies in any form). Executive also shall return any Company tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets or vehicles and all other Company property in any form prior to Termination (whether during or after the Term).

14.       Equitable Remedies. The services to be rendered by Executive and the Confidential Information entrusted to Executive as a result of Executive’s employment by the Company are of a unique and special character, and, notwithstanding anything in this Agreement to the contrary, any breach by Executive of this Agreement, including a breach of Section 12 or Section 13, will cause the Company immediate and irreparable injury and damage, for which monetary relief would be inadequate or difficult to quantify. The Company shall be entitled to, in addition to all other remedies available to it, injunctive relief, specific performance or any other equitable relief to prevent a breach and to secure the enforcement of the provisions of this Agreement. The provisions of Section 12 and Section 13 are separate from and independent of the remainder of this Agreement and these provisions are specifically enforceable by the Company notwithstanding any claim made by Executive against the Company. Injunctive relief may be granted immediately upon the commencement of any such action, and the Company need not post a bond to obtain temporary or permanent injunctive relief.

15.       Business Opportunities. Executive shall promptly disclose to the Company all business ideas, prospects, proposals and other opportunities pertaining to any aspect of the Company’s business that are originated by any third parties and brought to the attention of Executive after the Effective Date and before Termination.

16.       Representations and Warranties. Executive hereby represents and warrants to the Company, and acknowledges, as follows.

16.1       The success of the Company’s business depends in large part on the protection of the Confidential Information and trade secrets.

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16.2       Executive’s access to the Confidential Information, coupled with the personal relationships and goodwill between the Company and its customers, would enable Executive to compete unfairly against the Company.

16.3       Executive has full power, authority and capacity to enter into this Agreement and to perform Executive’s obligations hereunder.

16.4       This Agreement has been voluntarily executed by Executive and constitutes a valid and binding agreement of Executive.

16.5       Executive has read this Agreement and has had the opportunity to have this Agreement reviewed by Executive’s legal counsel.

16.6       Given the nature of the business in which the Company is engaged, the restrictions in Section 12 and Section 13, including their geographic scope and duration, are reasonable and necessary to protect the legitimate business interests of the Company.

16.7       Executive’s continued employment with the Company is sufficient consideration for this Agreement.

16.8       Executive is among the Company’s executive personnel, management personnel or officers and employees who constitute professional staff to executive and management personnel.

16.9       This Agreement is intended to protect the Company’s trade secrets and Confidential Information.

16.10     To the best of Executive’s knowledge, Executive’s employment with the Company will not (a) conflict with or result in a breach of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, the provisions of any other agreement or instrument to which Executive is a party.

16.11     Executive has not previously and shall not in the future disclose to the Company any proprietary information, trade secrets or other confidential information belonging to any previous employer.

16.12     Executive shall notify business partners and future employers of Executive’s obligations under this Agreement.

17.       Waivers and Amendments. The respective rights and obligations of the Parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Parties. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party. The failure of either Party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of such Party’s rights hereunder.

18.       Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale. Executive may not assign or delegate to any third person Executive’s obligations under this Agreement. The rights and benefits of Executive under this Agreement are personal to Executive (or, in the event of Executive’s death or Disability, Executive’s personal representative, heirs or beneficiaries), and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

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19.       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the Parties with regard to the subjects hereof and supersedes and cancels in its entirety all other or prior or contemporaneous agreements, whether oral or written, with respect thereto, including any prior employment agreements between Executive and the Company in their entirety.

20.       Notices. Any notices, consents or other communications required to be sent or given hereunder by either of the Parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (iii) delivered by a nationally recognized overnight courier service to the Parties at the following addresses: if to the Company, to its principal headquarters; and if to Executive, to Executive’s current address listed in the Company’s records.

21.       Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of New York. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of New York law, or by United States registered or certified mail, return receipt requested.

22.       Waiver of Jury Trial. EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

23.       Code Section 409A. It is intended that this Agreement comply with Code Section 409A (“Section 409A”), to the extent applicable. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event any payment or benefit hereunder is determined to constitute nonqualified deferred compensation subject to Section 409A, then to the extent necessary to comply with Section 409A, such payment or benefit shall not be made, provided or commenced until six months after Executive’s separation from service. Lump sum payments shall be made, without interest, as soon as administratively practicable following the six-month delay. Any installments otherwise due during the six-month delay shall be paid in a lump sum, without interest, as soon as administratively practicable following the six-month delay, and the remaining installments shall be paid in accordance with the original schedule. For purposes of Section 409A, the right to a series of installment payments shall be treated as a right to a series of separate payments. Each separate payment in the series of separate payments shall be analyzed separately for purposes of determining whether such payment is subject to, or exempt from compliance with, the requirements of Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or additional taxes under Section 409A, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

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24.       Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. In the event any provision is held invalid, illegal or unenforceable, such provision shall be limited or revised by a court of competent jurisdiction so as to give effect to the provision to the fullest extent permitted by applicable law. If any of the covenants in Section 12 are held to be unreasonable, arbitrary or against public policy, such covenants shall be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, shall be effective, binding and enforceable against Executive to the greatest extent possible.

25.       Construction. In this Agreement, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in this Agreement; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Agreement, nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

26.       Survival. The provisions of Section 12 and Section 13 shall survive the termination of this Agreement.

27.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above specified.

COMPANY		EXECUTIVE

Sign Name:	/s/ Abraham Mirman	Sign Name:	/s/ Brennan Short

Print Name:	Abraham Mirman	Print Name:	Brennan Short

Title:	Chief Executive Officer

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Exhibit 99.1

LLEX:OTCQB

LILIS ENERGY APPOINTS BRENNAN SHORT AS CHIEF OPERATING OFFICER

SAN ANTONIO, TEXAS – January 31, 2017 – Lilis Energy, Inc. (OTCQB: LLEX) announced today it has appointed Brennan Short as Chief Operating Officer. Mr. Short is a petroleum engineer with 20 years of domestic oil and gas exploration and production operations, field supervision, management and petroleum engineering consulting experience.

Prior to joining Lilis Energy, Mr. Short worked for EOG Resources, SM Energy, Burlington Resources, Conoco, & Fina Oil & Chemical Co. in various operations and field positions. Mr. Short earned his bachelor's degree in Petroleum Engineering from Texas A&M University.

“We are pleased to welcome Brennan to the Lilis Energy management team as our Chief Operating Officer. Brennan is already very familiar with our assets given that he has been our contract drilling and completions engineer and field operations supervisor for several months now. He has demonstrated substantial proficiency in drilling our first two wells, has meaningfully improved field operations, and has been skilfully managing our internal team of engineers, geologists, and field staff. His extensive expertise in the Permian Basin is a big win for us,” said Avi Mirman, CEO of Lilis Energy.

“Lilis Energy is an exciting company with tremendous promise and I am thrilled to join the accomplished management team. I look forward to contributing my expertise and talents in realizing Lilis Energy’s full potential,” said Mr. Short.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin and in the Denver-Julesburg (DJ) Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 5,600 acres, and total net acreage in the DJ is approximately 7,200 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production, and pursue strategic acquisitions in its core areas. For more information, please contact CORE IR : (516) 222-2560 or visit www.lilisenergy.com.

Contact:

Investor Relations

Core IR

David Boral

Managing Director

516 222 2560

Media Relations

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400 ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on September 29, 2016, Lilis Energy, Inc. entered into a credit and guaranty agreement (the “Credit Agreement”) by and among Lilis Energy, Inc., a Nevada corporation (the “Company”), Brushy Resources, Inc., a Delaware corporation (“Brushy”), ImPetro Operating, LLC, a Delaware limited liability company (“Operating”) and ImPetro Resources, LLC, a Delaware limited liability company (“Resources”, and together with Brushy and Operating, the “Initial Guarantors”), and the lenders party thereto (each a “Lender” and together, the “Lenders”) and T.R. Winston & Company, LLC acting as collateral agent. On February 7, 2017, pursuant to the terms of the Credit Agreement, the Company exercised the accordion advance feature, increasing the aggregate principal amount outstanding under the term loan from $31 million to $38.1 million. The total availability for borrowing remaining under the Credit Agreement is $11.9 million . The Company intends to use the proceeds of the to fund its drilling and development program, for working capital and for general corporate purposes. Terms and conditions of the Credit Agreement remain as previously described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220 San Antonio, TX	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Lilis Energy, Inc. (the “Company”) is filing this Amendment No. 1 (the “Form 8-K/A”) to its Current Report on Form 8-K (the “Original Form 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2017, solely to include a description of the separation agreement the Company entered into with Kevin Nanke on February 13, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Kevin Nanke ceased serving as Executive Vice President and Chief Financial Officer of the Company. On February 13, 2017, the Company entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with Mr. Nanke, providing for his separation as an officer of the Company, effective January 23, 2017. Pursuant to the Separation Agreement and the terms of his employment agreement, Mr. Nanke will receive (i) a lump sum severance payment in an amount equal to 24 months of base salary in effect immediately prior to the date of termination, (ii) a lump sum payment equal to 24 months of COBRA premiums based on the terms of the Company’s group health plan and Mr. Nanke’s coverage under such plan as of the date of termination, and (iii) a lump sum bonus payment of $175,000.

For consideration of the separation benefits listed above, Mr. Nanke (i) provided a general release of claims against the Company, its affiliates, and related parties, (ii) to the extent reasonable, shall continue to provide full and continued cooperation in good faith with the Company, its subsidiaries, and affiliates for 24 months following the date of termination in connection with certain matters relating to the Company, and (iii) agreed to be bound by confidentiality commitments to the Company.

Each of the Company and Mr. Nanke agreed and covenanted not to make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the other party or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. Additionally, the Company agreed to waive all non-competition, non-solicitation and anti-raiding provisions provided that they apply to any and all properties and projects outside the Permian Basin.

The foregoing description is not complete and is qualified in its entirety by the Separation Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Release Agreement, dated February 13, 2017, between Kevin Nanke and Lilis Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated February 13, 2017, between Kevin Nanke and Lilis Energy, Inc.

Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Lilis Energy Inc. (“Employer”) on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, stockholders and agents (collectively, “Employer Group”), and Kevin Nanke (“Employee,” and together with Employer, the “Parties”), as of the dates set forth below their signatures to this Agreement.

Employee’s last day of employment with Employer Group was January 23, 2017 (the “Separation Date”). Employee acknowledges that such termination was not for Good Reason (as defined in the Executive Employment Agreement, dated July 5, 2016, between the Parties (the “Employment Agreement”)), and that such termination does not constitute a Termination (as defined in the Employment Agreement), but that the termination does constitute an Involuntary Termination (as defined in the Employment Agreement) for purposes of the Employment Agreement. After the Separation Date, Employee shall not represent himself as being an employee, officer, director, attorney, agent or representative of Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date shall be the employment termination date for Employee for all purposes, meaning Employee shall no longer be entitled to any further compensation, monies or other benefits from Employer Group, including coverage under the Employment Agreement and including coverage under any benefit plans or programs sponsored by Employer Group.

As of the Separation Date, Employee shall be deemed to have terminated (i) if a member, from the Board of Directors of Employer and the boards of directors of each member of Employer Group to which Employee has been appointed or nominated by or on behalf of Employer or any other member of Employer Group, (ii) from each position with Employer and each member of Employer Group, including as an officer of Employer and each other member of Employer Group and (iii) as a fiduciary of any employee benefit plan of Employer and each other member of Employer Group.

Employee agrees to not seek future employment with Employer Group.

1.                  Return of Property. By the Separation Date, Employee must return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Employer Group property in Employee’s possession.

2.                  Employee Representations. In exchange for the consideration described in Section 3, which Employee acknowledges to be good and valuable consideration for Employee’s obligations hereunder, Employee hereby represents that Employee intends to irrevocably and unconditionally fully and forever release and discharge any and all claims Employee may have, have ever had or may in the future have against Employer Group that may lawfully be waived and released arising out of or in any way related to Employee’s hire, benefits, employment or separation from employment with Employer Group, as further explained and in accordance with Section 5. Employee specifically represents, warrants and confirms that: (a) Employee has no claims, complaints or actions of any kind filed against Employer Group with any court of law, or local, state or federal government or agency; and (b) Employee has been properly paid for all hours worked for Employer Group, and that all commissions, bonuses and other compensation due to Employee has been paid. Any vested benefits under any of Employer Group’s employee benefit plans are excluded and shall be governed by the terms of the applicable plan documents and award agreements. Employee specifically represents, warrants and confirms that Employee has not engaged in, and is not aware of, any unlawful conduct in relation to the business of Employer Group. If any of these statements are not true, Employee cannot sign this Agreement and must notify Employer Group immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify Employee from receiving these benefits, but will require Employer Group’s review and consideration.

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3.                  Separation Benefits.

(a)                In consideration for Employee’s execution, non-revocation of and compliance with this Agreement, including the waiver and release of claims in Section 5, Employer agrees to provide Employee the following: (i) a lump sum severance payment in an amount equal to 24 months of Employee’s base salary as in effect immediately prior to the Separation Date, payable on the Effective Date; (ii) a lump sum payment equal to twenty four months of COBRA premiums based on the terms of Employer’s group health plan and Employee’s coverage under such plan as of the Separation Date (regardless of any COBRA election actually made by Employee or the actual COBRA coverage period under Employer’s group health plan), payable on the Effective Date; and (iii) a lump sum bonus payment of $175,000, which benefits are contingent upon Employee’s execution and non-revocation of this Agreement.

(b)               Employee understands, acknowledges and agrees that these benefits exceed what Employee is otherwise entitled to receive upon separation from employment without execution of this Agreement, and that these benefits are in exchange for executing this Agreement. Employee further acknowledges that Employee has no entitlement to any additional payment or consideration not specifically referenced herein.

4.                  Non-Competition; Non-Solicitation; Anti-Raiding. In exchange for the consideration provided in this Agreement, Employer Group agrees to waive the provisions of Section 12.1 of Employee’s employment agreement, to the extent they apply to any and all properties and projects outside the Permian Basin in West Texas and New Mexico.

5.                  Release.

(a)                General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, Employee and Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge Employer Group, including each member of Employer Group’s parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees, stockholders, trustees, partners and other related persons or entities, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement, including any claims under any federal, state, local or foreign law, that the Releasors may have, have ever had or may in the future have arising out of, or in any way related to Employee’s hire, benefits, employment, termination or separation from employment with Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including (i) any and all claims under (in each case as amended) Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Age Discrimination in Employment Act (the “ADEA”), the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act of 2008, the New York State Human Rights Law, the New York Labor Law (including the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, the New York City Human Rights Law, the Colorado Anti-Discrimination Act, the Colorado Minimum Wage Order, and the Colorado Labor Relations Act, and in each case all of their respective implementing regulations, and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including claims for salary, wages, bonuses, commissions, incentive compensation, vacation and severance; (iii) any and all claims arising under tort, contract or quasi-contract law, including claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment or negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements.

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(b)               Exclusions from General Release and Waiver of Claims. However, this general release and waiver of claims excludes, and Employee does not waive, release or discharge, (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency; (ii) claims that cannot be waived by law, such as claims for unemployment benefit rights under the New York Unemployment Insurance Law, workers’ compensation, any rights under the Colorado Employment Security Act, and any claims for violation of the Colorado Wage Act; (iii) indemnification rights Employee has against Employer Group; and (iv) any rights to vested benefits, such as pension or retirement benefits.

(c)                Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement arising under the ADEA. By signing this Agreement, Employee hereby acknowledges and confirms that: (i) Employee has read this Agreement in its entirety and understands all of its terms; (ii) Employee has been advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (iii) Employee knowingly, freely and voluntarily assents to all of the terms and conditions set out in this Agreement including the waiver, release and covenants contained herein; (iv) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (v) Employee was given at least 21 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired; (vi) Employee understands that Employee has seven days from the date Employee signs this Agreement to revoke the release in this paragraph by delivering notice of revocation to Ariella Fuchs, General Counsel at Lilis Energy, Inc., by e-mail at AFuchs@lilisenergy.com, before the end of such seven-day period; and (vii) Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which Employee signs this Agreement.

6.                  Knowing and Voluntary Acknowledgment. Employee specifically agrees and acknowledges that: (i) Employee has read this Agreement in its entirety and understands all of its terms; (ii) Employee has been advised of and has availed himself of Employee’s right to consult with Employee’s attorney prior to executing this Agreement; (iii) Employee knowingly, freely and voluntarily assents to all of this Agreement’s terms and conditions including the waiver, release and covenants contained herein; (iv) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (v) Employee is not waiving or releasing rights or claims that may arise after Employee’s execution of this Agreement; and (vi) Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of Employee’s employment with Employer Group.

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Employee further acknowledges that Employee has had 21 days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired. Further, Employee acknowledges that Employee shall have an additional seven days from the date on which Employee signs this Agreement to revoke consent to Employee’s release of claims under the ADEA by delivering notice of revocation to Ariella Fuchs, General Counsel at Lilis Energy, Inc., by e-mail at AFuchs@lilisenergy.com, before the end of such seven-day period. In the event of such revocation by Employee, Employer Group shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective until the eighth day after the Parties execute this Agreement. Such date shall be the “Effective Date” of this Agreement. No payments due to Employee hereunder shall be made or begin before the Effective Date.

7.                  Cooperation. The Parties agree that certain matters in which Employee has been involved during Employee’s employment may necessitate Employee’s cooperation with Employer in the future. Accordingly, for a period of 24 months following the Separation Date, to the extent reasonably requested by Employer, Employee shall cooperate with Employer in connection with matters arising out of Employee’s service to Employer; provided that Employer shall make reasonable efforts to minimize disruption of Employee’s other activities. Employer shall reimburse Employee for reasonable expenses incurred in connection with such cooperation and, to the extent that Employee is required to spend substantial time on such matters, Employer shall compensate Employee at an hourly rate based on Employee’s base salary on the Separation Date.

8.                  Mutual Non-Disparagement. Each Party agrees and covenants that it shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the other Party or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future. Only remarks, comments or statements by the executive officers and boards of directors of Employer Group members will be attributable to Employer for purposes of this Section 8.

This Section 8 does not, in any way, restrict or impede either Party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Employee shall promptly provide written notice of any such order to the Chief Executive Officer of Employer, and Employer shall promptly provide written notice of any such order to Employee.

9.                  Confidentiality. Employee agrees and covenants that Employee shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that Employee will not be prohibited from making disclosures to Employee’s attorney, tax advisors and/or immediate family members, or as may be required by law.

This Section does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Employee shall promptly provide written notice of any such order to the Chief Executive Officer of Employer.

10.              Remedies. Should Employee fail to abide by any of the terms of this Agreement, or if Employee revokes the ADEA release contained in Section 5 within the seven-day revocation period, Employer may, in addition to any other remedies it may have, reclaim any amounts paid to Employee under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

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11.              Successors and Assigns.

(a)                Assignment by Employer Group. Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of Employer Group and its successors and assigns.

(b)               No Assignment by Employee. Employee may not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment.

12.              Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of New York. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of New York law, or by United States registered or certified mail, return receipt requested.

13.              Entire Agreement. Unless specifically provided herein, this Agreement and the Employment Agreement contain all the understandings and representations between Employee and Employer Group pertaining to Employee’s hire, benefits, employment, termination and separation from employment with Employer Group, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such hire, benefits, employment, termination and separation from employment.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of this Agreement.

14.              Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Employee and by the Chief Executive Officer of Employer. No waiver by either of the Parties of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

15.              Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

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16.              Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.              Nonadmission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of Employer Group.

19.              Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

20.              Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

EMPLOYER		EMPLOYEE

Sign Name:	/s/ Abraham Mirman	Sign Name:	/s/ Kevin Nanke
Print Name:	Abraham Mirman	Print Name:	Kevin Nanke
Title:	Chief Executive Officer	Date:	2/10/17
Date:	2/13/17

6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On February 28, 2017, Lilis Energy, Inc. (the “Company”) entered into a Securities Subscription Agreement (the “Subscription Agreement”) with certain institutional and accredited investors in connection with a private placement (the “Offering”) of units of the Company, consisting of one share of common stock and a warrant to purchase 0.50 shares of common stock (each, a “Unit”), at a price per unit of $3.85, with approximately $20 million in signed commitments. Each warrant has an exercise price of $4.50 and may be subject to redemption by the Company, upon prior written notice, if the price of the Company’s common stock closes at or above $6.30 for twenty trading days during a consecutive thirty trading day period. The closing of the Offering is subject to the satisfaction of customary closing conditions.

Lilis expects to use the net proceeds from the Offering to support its 2017 Delaware Basin development program, Delaware Basin lease acquisition program, and for general corporate purposes including working capital.

The securities to be sold in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration. However, in conjunction with the closing of the Offering, the Company has also entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company agreed to use its reasonable best efforts to register, on behalf of the investors, the shares of common stock underlying the Units and the shares of common stock underlying the warrants no later than April 1, 2017.

Johnson Rice & Company and T.R. Winston & Company, LLC served as placement agents in connection with the Offering, and KES 7 Capital Inc. acted as advisor to the Company.

The foregoing description of the terms of the Subscription Agreement, the Warrants and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the terms of the Subscription Agreement, the Warrants and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 4.1 and 10.2 hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

On February 28, 2017, the Company entered into the Subscription Agreement to sell approximately 5.2 million Units, consisting of approximately 5.2 million shares of common stock and warrants to purchase an additional approximately 2.6 million shares of common stock (as described in Item 1.01 above), to certain institutional and accredited investors for an aggregate purchase price of $20 million. These securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The investors represented their intentions to acquire the securities for investment only and not with a view toward distribution. The holders were given adequate information about the Company to make an informed investment decision. The Company did not engage in any general solicitation or advertising. The Company issued the stock certificates and warrants with the appropriate restrictive legend affixed thereto.

Item 7.01	Regulation FD Disclosure.

On March 1, 2017, the Company issued a press release announcing the Offering, a copy of which is furnished as Exhibit 99.1 hereto. The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Securities Subscription Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Lilis Energy, Inc. dated March 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Securities Subscription Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release of Lilis Energy, Inc. dated March 1, 2017

Exhibit 4.1

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

LILIS ENERGY, INC.

Warrant Shares: [●]	Initial Exercise Date: [●], 2017

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and, subject to Section 2(d), on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lilis Energy, Inc., a Nevada corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Subscription Agreement (the “Subscription Agreement”), dated February 28, 2017, each by and between the Company and the purchasers signatory thereto. For purposes of this Warrant, the following terms shall have the following meanings:

(a)       “Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

(b)       “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)       “Trading Day” means a day on which the principal Trading Market is open for trading.

(d)       “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

(e)       “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a)       Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before 5:00 p.m. Eastern time on the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the notice of exercise in the form annexed hereto (each, a “Notice of Exercise”) and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below if specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)       Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $4.50, subject to adjustment hereunder (the “Exercise Price”).

c)       Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “Cashless Exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

d)       Mechanics of Exercise.

i.       Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

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ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.       Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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Section 3. Certain Adjustments.

a)       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 3(b) and shall insure that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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c)       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)       Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a)       Transferability. Subject to applicable laws and compliance with this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Call Provision. Subject to the provisions of this Section 5, if during the period commencing on the date that is twenty-four (24) months from the Initial Exercise Date and ending on the Termination Date (the “Redemption Period”), the closing price for the Common Stock exceeds, for at least twenty (20) Trading Days during a consecutive thirty (30) Trading Day period (each such period, a “Measurement Period”, the thirtieth consecutive Trading Day of which shall not fall on a date later than the last day of the Redemption Period), $6.30 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock, then the Company may upon twenty (20) days prior written notice (the “Redemption Notice”), call for redemption (“Call”) of this Warrant solely with respect to Covered Shares (as defined below) then outstanding; provided that such Redemption Notice is delivered to the Holder within five (5) business days after the end of the Measurement Period. If the conditions set forth herein for such Call are satisfied, then this Warrant (with respect to Covered Shares only) for which a Notice of Exercise shall not have been received by the Redemption Date (as defined below) will be cancelled at 6:00 p.m. (New York City time) on the twentieth day after the date the Redemption Notice is delivered to the Holder (such date, the “Redemption Date”). In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Redemption Notice that are tendered prior to 6:00 p.m. (New York City time) on the Redemption Date. For the purposes hereof, “Covered Shares” means those Warrant Shares which, from the date of the delivery of the Redemption Notice through and including the Redemption Date, are covered by an effective registration statement under the Securities Act of 1933, as amended, providing for the resale of such Warrant Shares and the prospectus of such registration statement is available for use by the Holder for the resale of such Warrant Shares. Notwithstanding anything to the contrary set forth in this Warrant, this Warrant shall not be cancelled (and any Redemption Notice will be void) with respect to any Warrant Shares which are not Covered Shares.

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Section 6. Miscellaneous.

a)       No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)       Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement, including, without limitation, that all questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

f)       Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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h)       Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given at its last address as it shall appear upon the warrant register of the Company.

i)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of [●], 2017.

LILIS ENERGY, INC.

By:
Name:
Title:

13

NOTICE OF EXERCISE

To:	LILIS ENERGY, INC.

(1)       The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

14

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

15

Exhibit 10.1

Execution Version

SECURITIES SUBSCRIPTION AGREEMENT

by and among

LILIS ENERGY, INC.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

 i

 ii

Schedule A — List of Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Schedule C — List of Jurisdictions

Exhibit A — Form of Warrant

Exhibit B — Form of Legal Opinion

 iii

SECURITIES SUBSCRIPTION AGREEMENT

This SECURITIES SUBSCRIPTION AGREEMENT, dated as of February 28, 2017 (this “Agreement”), is by and among LILIS ENERGY, INC., a Nevada corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, Units, in accordance with the provisions of this Agreement; and

WHEREAS, the Company and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Securities acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the introductory paragraph.

“Company Financial Statements” has the meaning specified in Section 3.9.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” has the meaning specified in Section 3.8.

“Company Stock Plan” means the Company’s 2016 Omnibus Incentive Plan.

“Credit Agreement” means that certain Credit Agreement, dated as of September 29, 2016 by and among Lilis Energy, Inc., Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, the Lenders party thereto and T.R. Winston & Company, LLC acting as collateral agent.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Company or any Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” has the meaning specified in Section 3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” has the meaning specified in Section 3.9.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, the Subsidiary or any of their respective Properties.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Hazardous Materials” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” has the meaning specified in Section 6.1.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“Mortgaged Property” means any Property owned by the Company or the Subsidiary, which is subject to the Liens existing and to exist under the terms of the Credit Agreement.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Operative Documents” means, collectively, this Agreement, the Warrants and the Registration Rights Agreement, and any amendments, supplements, continuations or modifications thereto.

“OTC” means the OTC Markets Group Inc.

“Outside Date” has the meaning specified in Section 7.11(b).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Placement Agent” means Johnson Rice & Company L.L.C.

“Placement Agent Engagement Letter” means that certain Engagement Letter, dated November 30, 2016, between the Company and the Placement Agent.

“Preferred Stock” has the meaning specified in Section 3.2.

“Press Release” has the meaning specified in Section 5.2.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proved Oil and Gas Properties” means Oil and Gas Properties containing Proved Reserves.

“Proved Reserves” means reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”; (b) “Developed Non-Producing Reserves”; or (c) “Undeveloped Reserves”.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means the shares of Common Stock which are part of the Purchased Units.

“Purchased Units” means, with respect to a particular Purchaser, the number of Units set forth opposite such Purchaser’s name as set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Representatives” means, with respect to a Person, the Affiliates of such Person, and the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person and its Affiliates.

“Securities” means the Purchased Units, the Purchased Shares, the Warrants and, upon exercise of the Warrant in accordance with the terms thereof, the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, all types of direct and indirect stock pledges, and forward sale contracts, options, puts, calls, swaps, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means Brushy Resources, Inc.

“Unit” means a unit issued by the Company consisting of (A) one share of Common Stock and (b) a Warrant to purchase 0.50 shares of Common Stock.

“Unit Price” means $3.85.

“Warrant” means the Common Stock Purchase Warrants exercisable for shares of Common Stock in the form of Exhibit A hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Article II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Securities, and each Purchaser agrees, severally and not jointly, to pay the Company the Unit Price for the Securities. The Purchased Units will not be issued to purchasers or certificated. Purchasers will receive only shares of Common Stock and Warrants. The Common Stock and the Warrants may be transferred separately immediately upon issuance.

Section 2.2 Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Securities hereunder (the “Closing”) shall take place at the offices of K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614 on March 6, 2017 or at such other time as the Company and Purchasers representing a majority of the aggregate Purchase Price determine (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3 Mutual Conditions. The obligation of each of the Company and the Purchasers to consummate the purchase and issuance and sale of the Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by either the Company or the Purchasers on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)       no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(ii)       there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Securities shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Securities, in whole or in part, to the extent permitted by applicable Law):

(a)       the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)       (1) the representations and warranties of the Company (a) set forth in Sections 3.1, 3.2 and 3.5 and (b) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (2) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(c)       the Company shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Company’s closing deliveries described in Section 2.6.

Section 2.5 Company’s Conditions. The obligation of the Company to consummate the issuance and sale of the Securities to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)       the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b)       such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date; and

(c)       such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.7.

Section 2.6 Deliveries by the Company. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will deliver (or cause to be delivered) the following:

(a)       at the option of each Purchaser (which such option is exercisable by notice to the Company at least two (2) days prior to the Closing Date), evidence of the shares of Common Stock included in the Units credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.11, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities Laws;

(b)       a certificate of the Secretary of State of the State of Nevada, dated a recent date, to the effect that the Company is in good standing;

(c)       the Registration Rights Agreement with respect to the Purchased Shares and the Warrant Shares, which shall have been duly executed by the Company;

(d)       an opinion addressed to the Purchasers from legal counsel(s) to the Company, dated as of the Closing, in the form and substance attached hereto as Exhibit B; and

(e)       a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (i) the Articles of Incorporation of the Company and the Bylaws of the Company, (ii) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Securities and (iii) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.7 Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, each Purchaser is delivering (or causing to be delivered) the following:

(a)       the Purchase Price payable by such Purchaser in accordance with Schedule A, by wire transfer of immediately available funds;

(b)       a Form W-9 executed by such Purchaser; and

(c)       the Registration Rights Agreement with respect to the Purchased Shares and the Warrant Shares, which shall have been duly executed by such Purchaser.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Existence. The Company has been duly incorporated, is validly existing and in good standing as a corporation under the Laws of the State of Nevada and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or lease of Property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually and in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, Properties or business of the Company or the transactions contemplated by this Agreement or (ii) the Company’s ability to, in a timely manner, perform its obligations under the Operative Documents or consummate the Offering (a “Material Adverse Effect”). The Company has all power and authority necessary to own or hold its Properties and to conduct the businesses in which it is engaged as described in the Company SEC Documents.

Section 3.2 Capitalization. The authorized capital stock of the Company consists of (3) 10,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”), and (4) 100,000,000 shares of Common Stock. As of the close of business on February 27, 2017, there were a. 24,387,793 shares of Common Stock outstanding, b. 0 shares of Series A Preferred Stock and 15,588 shares of Series B Preferred Stock outstanding, c. 15,307,682 shares reserved for issuance upon the exercise of outstanding warrants, and (iv) 10,000,000 shares reserved for issuance under the Company Stock Plan. Except as set forth in this Section 3.2, there are no outstanding: (i) options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (“Equity Interests”); (ii) securities of the Company convertible into or exchangeable or exercisable for Equity Interests, voting debt or other voting securities of the Company; and (iii) options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any voting debt or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

Section 3.3 Subsidiary. The Subsidiary has been duly formed and is existing and in good standing under the Laws of the jurisdiction of its formation with power and authority to own its Properties and conduct its business as described in the Company SEC Documents; and the Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions listed on Schedule C hereto in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and the limited liability company interests of the Subsidiary owned by the Company are owned free from Liens, except for Permitted Liens (as defined in the Credit Agreement), or as otherwise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4 No Conflict. The execution, delivery and performance of the Operative Documents and the issuance and sale of the Securities will not (5) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any Property of the Company or the Subsidiary, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the Property of the Company or the Subsidiary is subject, (6) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company or the Subsidiary, or (7) result in any violation of any Law, except, with respect to clauses (i) and (iii), conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5 Authority. Each of the Operative Documents has been or will be validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser or its Affiliate, as applicable (if either such Purchaser or its Affiliate is a party thereto), constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (b) public policy, applicable Law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(b)       The Securities have been duly authorized and, when the Securities have been delivered and paid for in accordance with this Agreement or, in the case of the Warrant Shares, the Warrants, such Securities will be validly issued, fully paid and nonassessable and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

Section 3.6 Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, except for (8) such as have been, or prior to the Closing Date, will be, obtained or made, (9) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities, each of which has been obtained and is in full force and effect and (10) for such consents that, if not obtained, have not or would not, in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 3.7 Compliance with Laws. Neither the Company nor the Subsidiary is or since September 30, 2016 has been (11) in violation of its charter or bylaws (or similar organizational documents), (12) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject or (13) in violation of any statute or any order, rule or regulation of any Governmental Authority, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.8 Periodic Reports. All forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act since January 1, 2016 (all such documents, including the exhibits thereto, prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, iii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, iv) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, v) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and vi) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated.

Section 3.9 Internal Accounting Controls. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since September 30, 2016, (i) the Company has not been advised of or become aware of (a) any material weakness in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 3.10 Litigation. Except as described or disclosed in the Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any Property of the Company or the Subsidiary is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or others.

Section 3.11 No Material Adverse Effect. Since September 30, 2016, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.12 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) the Company and the Subsidiary and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws, (b) the Company and the Subsidiary have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Company nor the Subsidiary have received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied, (c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary or any of their respective Properties or as a result of any operations at such Properties, (d) none of the Properties of the Company or the Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, (e) there has been no Release or, to the Company’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Company’s or the Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Company, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real Property, (f) neither the Company nor the Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real Properties offsite the Company’s or the Subsidiary’s Properties and, to the Company’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice and (g) there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Company’s or the Subsidiary’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

Section 3.13 Properties; Titles, Etc. (a) The Company and the Subsidiary have good and defensible title to the Proved Oil and Gas Properties evaluated in the most recently prepared reserve report and good title to all their personal Properties, in each case, free and clear of all Liens except for Permitted Liens (as defined in the Credit Agreement). After giving full effect to any Permitted Liens (as defined in the Credit Agreement), the Company and the Subsidiary own the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently prepared reserve report, and the ownership of such Properties shall not in any material respect obligate the Company or any Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently prepared reserve report that is not offset by a corresponding proportionate increase in the Company’s or such Subsidiary’s net revenue interest in such Property, (b) all material leases and agreements necessary for the conduct of the business of the Company and the Subsidiary are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) the rights and Properties presently owned, leased or licensed by the Company and the Subsidiary including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and the Subsidiary to conduct their businesses in all material respects in the same manner as its business has been conducted prior to the date hereof, (d) all of the Properties of the Company and the Subsidiary which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, (e) the Company and the Subsidiary own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to their businesses, and the use thereof by the Company or such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiary either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbon Interests, with such exceptions as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.14 Maintenance of Properties. Except for such acts or failures to act as, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Company and the Subsidiary have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and the Subsidiary. Specifically in connection with the foregoing, except for those as, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Company or the Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Company or the Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or the Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or the Subsidiary, in a manner consistent with the Company’s or the Subsidiary’s past practices (other than those the failure of which to maintain in accordance with this Section 3.14, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

Section 3.15 Certain Fees. Other than as described in the Placement Agent Engagement Letter, no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Securities or the consummation of the transaction contemplated by this Agreement; provided, however, that the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the placement or sale of Units and pay fees associated with these sales directly to such brokers or dealers. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.16 No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.17 No General Solicitation; No Advertising. The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.18 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.19 No Integration. Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require registration under the Securities Act.

Section 3.20 Investment Company Status. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Operative Documents has been duly authorized by all necessary action on the part of such Purchaser; and the Operative Documents constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not vii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property of such Purchaser is subject, viii) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or ix) violate any statute, order, rule or regulation of any Governmental Authority, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Securities or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Securities are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Securities or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Securities, the Purchaser understands and agrees x) that it may do so only in compliance with the Securities Act and applicable state securities Law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and xi) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7 Nature of Purchaser.

(a)       Such Purchaser represents and warrants to the Company that, (1) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (2) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(b)       Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Securities that have been requested by such Purchaser. Such Purchaser or its Representatives has been afforded the opportunity to ask questions of the Company or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (3) to rely on the Company’s representations and warranties contained in Article III above or (4) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Purchaser understands and acknowledges that its purchase of the Securities involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Securities.

Section 4.8 Restricted Securities. Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9 Reliance Upon such Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (5) concluding that the issuance and sale of the Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (6) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Securities.

Section 4.10 Short Selling. Such Purchaser has not engaged in any Short Sales involving the Common Stock owned by it between the time it first began discussions with the Company about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.11 Legend; Restrictive Notation. Such Purchaser understands that the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares, as applicable, will bear the following legend or restrictive notation:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.12 Company Information. Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

Section 4.13 Placement Agent Reliance. Such Purchaser agrees that the Placement Agent may rely upon the representations and warranties made by such Purchaser to the Company in this Agreement.

Article V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Securities. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. Each Purchaser agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities Laws, rules and regulations and the rules and regulations of any securities exchange upon which the Purchaser sells such securities. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that, the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company.

Section 5.2 Non-Public Information. On or before 9:30 a.m., New York local time, on the business day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) announcing the entry into this Agreement and describing the terms of the transactions contemplated by the Operative Documents and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the issuance of the Press Release. Following the issuance of the Press Release, the Purchasers will no longer be in possession of any material, nonpublic information. On or before the fourth business day following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Operative Documents, and including as an exhibit to such Current Report on Form 8-K the Operative Documents, in the form required by the Exchange Act.

Section 5.3 Use of Proceeds. The Company shall use the net proceeds from this Offering to fund a portion of the Company’s 2017 Delaware Basin development drilling program and its recently announced leasing and acreage acquisitions within the Delaware Basin, and for general corporate purposes including working capital.

Article VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter (collectively, “Losses”) that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (7) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (8) if (a) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (b) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from liability of, and does not include any admission of violation of law, wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Article VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties contained in this Agreement shall survive the Closing for a period of twenty-four (24) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser. All of the covenants, agreements and obligations contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a)       Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)       Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a)       Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)       Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 7.5 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Purchaser shall continue to be bound by such confidentiality agreement.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to Lilis Energy, Inc.:

300 E. Sonterra Blvd. Suite 1220

San Antonio, Texas 78258

Attention: General Counsel

Email: AFuchs@lilisenergy.com

with a copy to:

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92618

Attention: Michael A. Hedge
Email: michael.Hedge@klgates.com

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend. In connection with a sale of the Purchased Shares by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.11, and the Company shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Shares has become effective or any Purchaser or its permitted assigns have held the Purchased Shares for one (1) year, if the book-entry account of such Purchased Shares still bears the notation of the restrictive legend referred to in Section 4.11, the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.11 from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Shares have been held.

Section 7.8 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Termination.

(a)       Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b)       Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before March 15, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.11(b) shall not be available to any party whose (9) breach of any provision of this Agreement, (10) failure to comply with their obligations under this Agreement or (11) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 2.3 or Section 2.5 to be satisfied at such time;

(c)       In the event of the termination of this Agreement as provided in this Section 7.11, (12) this Agreement shall forthwith become null and void and (13) there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Company; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.12 Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

LILIS ENERGY, INC.

By:
Name:
Title:

Signature Page to

Securities Subscription Agreement

Investor:

By:
Name:
Title:

Address:

Telephone:
Email:

Purchase Price:
Units:
Tax ID:

Signature Page to

Securities Subscription Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Units	Purchase Price

Schedule A

Schedule B – Notice and Contact Information

Purchaser	Contact Information

Schedule B

Schedule C– List of Jurisdictions

1.	Delaware

Schedule C

EXHIBIT A – Form of Warrant

Exhibit A

EXHIBIT B – Form of Legal Opinion

Exhibit B

Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

LILIS ENERGY, INC.

AND

THE PURCHASERS

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2017, by and among Lilis Energy, Inc., a Nevada corporation (the “Company”), and each of the Persons set forth on Schedule A to the Securities Subscription Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing (the “Closing”) of the issuance and sale of the Securities pursuant to the Securities Subscription Agreement, dated as of February 28, 2017, by and among the Company and the Purchasers (the “Securities Subscription Agreement”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Securities Subscription Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01        Definitions.

Capitalized terms used herein without definition shall have the meanings given to them in the Securities Subscription Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01 of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Mandatory Shelf Filing Date” has the meaning specified therefore in Section 2.01 of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

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“Registrable Securities” means (a) the Purchased Shares and the Warrant Shares to be acquired by the Purchasers pursuant to the Securities Subscription Agreement and includes any type of interest issued to the Holder as a result of Section 3.04 and (b) any additional shares of Common Stock paid, issued or distributed in respect of such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock will have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

“Registration Expenses” has the meaning specified therefor in Section 2.05(b) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Securities Subscription Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

Section 1.02        Registrable Securities.

Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming the Holder of such Registrable Security is not an affiliate (as defined in Rule 144(a)(1)) of the Company.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01        Mandatory Registration.

The Company shall prepare and use its reasonable best efforts to file no later than April 1, 2017 with the Commission (such filing date, the “Mandatory Shelf Filing Date”) a registration statement with the Commission providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415, of all of the Registrable Securities then outstanding from time to time; such registration statement shall be on Form S-1 (or any equivalent or successor form) under the Securities Act (or to the extent the Company is eligible to use Form S-3 or any equivalent or successor form or forms, on Form S-3 or any comparable or successor form); provided, however, that if the Company has filed the registration statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form or forms, the Company may elect, in its sole discretion, to (i) file a post-effective amendment to the registration statement converting such registration statement on Form S-1 to a registration statement on Form S-3 or any equivalent or successor form or forms or (ii) withdraw the registration statement on Form S-1 and file a registration statement on Form S-3 or any equivalent or successor form or forms, (the registration statement on such form, as amended or supplemented, the “Registration Statement”). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities covered by such Registration Statement have been sold and (B) the date on which all of the Purchased Shares and the Warrant Shares cease to be Registrable Securities hereunder (such period, the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement. For so long as any Registrable Securities covered by the Registration Statement remain unsold, the Company will file any supplements to the prospectus contained therein or post-effective amendments required to be filed by applicable law in order to incorporate into such prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (i) the Registration Statement shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (ii) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K.

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Section 2.02        Blackout and Delay Rights.

Notwithstanding anything to the contrary contained herein:

(a)                the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the Commission, request effectiveness of such Registration Statement, for a period of up to sixty-five (65) days, if (A) the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines, on the advice of counsel, that such registration would render the Company unable to comply with applicable securities laws, or (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; provided, however, that (i) in no event shall any such period exceed an aggregate of one-hundred thirty-five (135) days in any 365-day period and (ii) this right, together with the right to suspend use of a Registration Statement pursuant to Section 2.2(b), may not be exercised more than two times in any 365-day period; and

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(b)               the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that (i) in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of sixty (60) days in any 180-day period or one-hundred thirty-five (135) days in any 365-day period and (ii) this right, together with the right to delay filing or effectiveness of a Shelf Registration Statement pursuant to Section 2.2(a), may not be exercised more than two times in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.03        Sale Procedures.

In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a)                prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b)               make available to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Mandatory Shelf Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section 2.03(b);

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(c)                if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request in writing by the time the Registration Statement is declared effective by the SEC; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify, take any action that would subject the Company to any material tax in any such jurisdiction where it is not then so subject, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)               promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)                immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(f)                upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the Registration Statement;

(g)               otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h)               cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(i)                 use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j)                 provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k)               if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(l)                 with respect to any offering of Registrable Securities, furnish to each Selling Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus, final prospectus, and any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer; and

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(m)             the Company may require each Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

The Company will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.04        Cooperation by Holders.

The Company shall have no obligation to include Registrable Securities of a Holder in the Registration Statement who has failed to furnish, within five (5) Business Days of a request by the Company, such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05        Expenses.

(a)                Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith. In addition, except as otherwise provided in Section 2.06 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b)               Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

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Section 2.06        Indemnification.

(a)                Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing or electronically specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

(b)               Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.01 above, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.06(a) above) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in writing or electronically, by the Holder or reviewed by and expressly approved by such Holder, specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (it being understood that the Holder has approved Annex A hereto for this purpose). The maximum liability of each seller for any such indemnification shall not exceed the amount of net proceeds received by such seller from the sale of his/its Registrable Securities pursuant to the Registration Statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

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(c)                Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.06(a) or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.06(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)               Other Indemnification. Indemnification similar to that specified in Sections 2.06(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(e)                Indemnification Payments. The indemnification required by this Section 2.06 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 2.07        Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

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(a)                make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.08        Transfer or Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities granted to the Purchasers by the Company under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $5 million of Registrable Securities (based on the Unit Price), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.01        Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)	if to a Purchaser:

To the respective address listed on Schedule B to the Securities Subscription Agreement

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(b)	if to a transferee of an Purchaser, to such Holder at the address provided pursuant to Section 2.08 above; and

(c)	if to the Company:

300 E. Sonterra Blvd., Suite 1220

San Antonio, Texas 78258

Attention: General Counsel

Email: AFuchs@lilisenergy.com

with a copy to:

K&L Gates LLP

1 Park Plaza

Twelfth Floor

Irvine, CA 92614

Attention: Michael A. Hedge

Email: Michael.Hedge@klgates.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02        Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03        Assignment of Rights.

All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.08 hereof.

Section 3.04        Recapitalization, Exchanges, Etc. Affecting the Shares.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05        Aggregation of Registrable Securities.

All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

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Section 3.06        Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07        Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08        Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09        Governing Law.

THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT), WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION AGAINST ANY PARTY RELATING TO THE FOREGOING SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF NEW YORK OVER ANY SUCH ACTION. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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Section 3.10        Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11        Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12        Amendment.

This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13        No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14        Obligations Limited to Parties to Agreement.

Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

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Section 3.15        Independent Nature of Purchaser’s Obligations.

The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.16        Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[Signature pages to follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

LILIS ENERGY, INC.

By:
Name:
Title:

PURCHASERS

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex A

lilis energy, inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Lilis Energy, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past two years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Lilis Energy, Inc.

Attn: General Counsel

300 E. Sonterra Blvd., Suite 1220

San Antonio, TX 78258

Email: afuchs@lilisenergy.com

Exhibit 99.1

LLEX:OTCQB

LILIS ENERGY ANNOUNCES ~$20 MILLION PRIVATE PLACEMENT

SAN ANTONIO, TEXAS – March 1, 2017 – Lilis Energy, Inc. (OTCQB: LLEX) today announced that it has entered into a definitive securities purchase agreement to raise approximately $20 million in a private placement of common stock and warrants exercisable for common stock. Lilis expects to use the net proceeds from the private placement to support its 2017 Delaware Basin development program, Delaware Basin lease acquisition program, and for general corporate purposes including working capital.

Pursuant to the terms of the securities purchase agreement, Lilis has agreed to sell 5,194,805 units of the Company at a price of $3.85 per unit. Each unit will consist of one share of common stock and a warrant to purchase 0.50 shares of common stock. Each warrant has an exercise price of $4.50 and, after the second anniversary, may be subject to redemption by the Company, upon prior written notice, if the price of the Company’s common stock closes at or above $6.30 for twenty trading days during a consecutive thirty trading day period.

The closing of the offering is subject to the satisfaction of customary closing conditions.

The terms of the offering also include that the Company will use its reasonable best efforts to prepare and file a registration statement under the Securities Act for the resale of the shares of common stock and the shares of common stock underlying the warrants.

Johnson Rice & Company L.L.C. and T.R. Winston & Company, LLC served as placement agents in connection with this offering, and KES 7 Capital Inc. acted as advisor to the Company.

The securities to be sold in the private placement will not have been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

The Securities and Exchange Commission has not passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials.

The securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities. Investing in the securities involves risk, and investors should be able to bear the loss of their investment.

Additional details about the Company, including the Company’s Corporate Presentation, are available for viewing at www.lilisenergy.com.This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. The securities referenced herein have not been approved or disapproved by any regulatory authority.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin and in the Denver-Julesburg (DJ) Basin, considered amongst the leading resource plays in North America. Lilis Energy's near-term E&P focus is to grow current reserves and production, and pursue strategic acquisitions in its core areas. For more information, please contact CORE IR: (516) 222-2560 or visit www.lilisenergy.com.

Contact:

Investor Relations

Core IR

David Boral

Managing Director

516 222 2560

Media Relations

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400 ext. 31